PROSPECTUS
Filed Pursuant to Rule 424(b)(3)
File No: 333-129162

PROSPECTUS
ELYSIAN SPA, INC.
2,000,000 SHARES OF
COMMON STOCK

The Purchase Of The Securities Offered Through This Prospectus Involves A High Degree Of Risk. You Should Carefully Consider The Factors Described Under The Heading “Risk Factors” Beginning On Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: November 1, 2006

Currently, we have not established an underwriting arrangement for the sale of these shares. Serena Clemente and Maria Solimeo, will be the only person that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering; therefore, funds will not be placed in an escrow or similar account. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

TABLE OF CONTENTS

ABOUT OUR COMPANY	1
RISK FACTORS	1
USE OF PROCEEDS	4
DETERMINATION OF OFFERING PRICE	4
DILUTION	4
PENNY STOCK CONSIDERATIONS	5
SELLING SHAREHOLDERS	5
PLAN OF DISTRIBUTION	5
LEGAL PROCEEDINGS	6
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSON	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
DESCRIPTION OF OUR SECURITIES	7
DIVIDEND POLICY	7
INTERESTS OF NAMED EXPERTS AND COUNSEL	7
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION	8
FOR SECURITIES ACT LIABILITIES	8
ORGANIZATION WITHIN LAST FIVE YEARS	8
DESCRIPTION OF BUSINESS	8
MANAGEMENT DISCUSSION AND ANALYSIS	11
DESCRIPTION OF PROPERTY	12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	12
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	12
EXECUTIVE COMPENSATION	13
AVAILABLE INFORMATION	14
FINANCIAL STATEMENTS	14

i

ABOUT OUR COMPANY

Elysian Spa, Inc. was incorporated in Delaware on April 6, 2005 to function as a business aimed at providing a holistic approach to beautification and health maintenance.

Our goal is to offer, within our spa facility a holistic approach through various and recognized therapeutic treatments such as massage, body wraps, mud packs, whirlpools, saunas, steam rooms, and beautification services such as hair, manicure, pedicure, facials in an elegant comfortable environment. We intend to feature a menu of massages, beautification services, and skin care treatments designed to improve health and aid in relaxation. Our goal is to initially open a spa in the New York area with future locations in Los Angeles, Las Vegas, Arizona as well as other areas. Our principal goal is to provide powerful, life promoting treatments, products, and therapies in an optimal, stress-free environment that promotes unparalleled balance and well-being. We currently have no employees, other than Serena Clemente, our President, Chief Executive Officer, Chief Financial Officer and Maria Solimeo, our Vice President and Secretary.

We currently have not generated any revenues to date. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Terms of the Offering

We are offering a maximum amount of 2,000,000 shares of common stock, $.0001 par value, at $0.125 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. The purchase price of the Offered Shares has been determined primarily by our capital requirements and has no relationship to any established criteria of our value, such as book value or earnings per share or any combination thereof. Additionally, because we are a relatively new corporation with a limited operating history, the price of the Offered Shares is not based on our past earnings. The price of the Offered Shares does not necessarily indicate current market value for the assets owned by us.

Where You Can Find Us

We are located at 14 Lyle Farm Lane, Englishtown, NJ07726. Our telephone number is (732) 446-0546.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR BUSINESS OPERATIONS.

In addition to the funds we raise in this offering, we may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us or diminish or suspend our development strategy and possibly cease our operations. If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US AND THEREFORE WE MAY NOT SURVIVE IF WE MEET SOME OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A START UP COMPANY.

We are a developmental stage company with losses form our incorporation. We incorporated on April 6, 2005. We have a limited operating history upon which Prospective investors can judge our performance. We have not yet initiated all of our proposed product and service offerings and there is no guarantee that we will be able to complete development of all our proposed products and services. Any potential investor must consider our business and prospects in light of the risks and difficulties frequently encountered by companies in their early stages of development. These risks and difficulties include, but are not limited to, an unproven business system, lack of sufficient customers, lack of revenue or cash flow and high capital expenditures. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of these risks associated above could harm our ability to operate profitably. Accordingly, there is no assurance that we will ever be profitable.

AN INVESTMENT IN US IS SPECULATIVE; THEREFORE, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

A purchase of the Offered Shares is significantly speculative and involves significant risks, and the Offered Shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price for the Offered Shares. A purchase of the Offered Shares would be “unsuitable” for a person who cannot afford to lose his or her entire purchase price for the Offered Shares. Our business objectives must also be considered speculative, and there is no assurance we will satisfy those objectives. No assurance can be given that the purchasers of the Offered Shares will realize a substantial return on their purchase of the Offered Shares, or any return whatsoever, or the purchasers of the Offered Shares will not lose their investments in us completely.

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT WHICH MAY HURT OUR ABILITY TO RAISE ADDITIONAL FINANCING AND DECREASE THE PRICE OF OUR COMMON STOCK.

The report of our independent auditors on our financial statements for the fiscal year ended December 31, 2005 contains an explanatory paragraph that indicates that we have recurring losses from operations. The deficit accumulated as of December 31, 2005 was $25,033. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us. In addition, this report may have the effect of decreasing our common stock price.

IF WE DO NOT HAVE ADEQUATE RESOURCES TO MARKET AND SELL OUR SERVICES AND COMPETE SUCCESSFULLY WITH OUR COMPETITORS, OUR ABILITY TO ATTRACT CUSTOMERS WILL BE HARMED RESULTING IN REDUCED REVENUES AND INCREASED OPERATING COSTS.

Some of our competitors may have greater access to capital than we do and may use these resources to engage inaggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. There is no guarantee that we will be able to raise sufficient funds to adequately market our proposed services. Moreover, we face intense competition. We expect that competition will continue to increase as emphasis on health and fighting the signs of age become more popular. We will compete with a number of alternative health or holistic healing centers which provide similar products and services.

WE HAVE NO EXISTING BRAND IDENTITY OR CUSTOMER LOYALTY THAT COULD AFFECT OUR ABILITY TO EARN REVENUE AS CONSUMERS WILL NOT BE IMMEDIATELY FAMILIAR WITH OUR BRANDS.

We were incorporated on April 6, 2005. We have a limited operating history with respect to our proposed products and services. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting and retaining consumers.

We also plan a trade booth at various industry conventions.

Promotion and success of our spa experience, will depend on us consistently providing a high-quality consumer experience in terms of service, quality, cost, and delivery. If consumers do not perceive our service offerings to be of high quality, or if we introduce new services that are not favorably received by or target customers, the value of our brand could be harmed. Any brand impairment could decrease the attractiveness of our proposed services to one or more of our target groups, which could significantly harm our ability to earn revenues.

OUR OFFICERS AND DIRECTORS MAY HAVE LIMITED LIABILITY TO OUR SHAREHOLDERS WHICH COULD MEAN THAT OUR OFFICERS AND/OR DIRECTORS MAY NOT HAVE ANY LIABILITY TO OUR SHAREHOLDERS FOR CERTAIN CLAIMS.

Our Articles of Incorporation includes a provision eliminating or limiting the personal liability of our directors for damages for breach of fiduciary duty as a director. Moreover, the Delaware Statutes provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

OFFERING PROCEEDS WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR UTILIZATION BY US; A RESULT, FUNDS MAY NOT BE AVAILABLE FOR REFUNDS.

The terms of this Offering do not establish a minimum amount of funds beyond which we must receive in order to utilize the proceeds from the Offering. If we are successful in selling all of the Offered Shares, the funds available for operation may not be adequate to carry out our business objectives for an extended period of time and additional funds may be required. There is no assurance that funds will be available from any source; and, if not available, we may not be able to continue to operate, in which case, investors may lose the entire purchase price of the Offered Shares.

WE MAY BE SUBJECT TO PENNY STOCK REGULATIONS.

The Securities and Exchange Commission (“Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The disclosure requirements associated with Penny stocks may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities becomes subject to the penny stock rules, holders of these securities may have difficulty selling those securities.

OUR FAILURE TO RETAIN OUR CURRENT EMPLOYEES AND TO HIREAND RETAIN ADDITIONAL KEY PERSONNEL WILL AFFECT OUR ABILITY TO EXPAND OUR BUSINESS OPERATIONS.

We depend on the services of Serena Clemente and Maria Solimeo, our officers ands director, and our success depends on the continued efforts of such individuals to manage our business operations. At the present time, Mrs. Clemente devotes approximately 40 hours per week to our business affairs and Ms. Solimeo devotes approximately 40 hours per week to our business affairs. The loss of the services of either Ms. Clemente or Ms. Solimeo could have a negative effect on our business, financial condition and results of operations. Our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate Its investment, which will result in the loss of your investment.

USE OF PROCEEDS

We have significant and absolute discretion to adjust the application and allocation of the proceeds of the Offering in order to adjust and respond to various circumstances and opportunities. As a result of the foregoing, our success will be affected by our discretion and judgment with respect to the application and allocation of the proceeds of the Offering.

The proceeds of the Offering that are not utilized immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market accounts or similar investments, which may not be insured.

The following table outlines the anticipated use of proceeds:

Legal fees	$17,500
Rent	$36,000
Consultant fees	$6,500
Equipment leases	$25,000
Equipment purchases	$75,000
Product	$10,000
Printing Brochures, etc.	$5,000
Salaries (one year)	$50,000

Misc. capital exp, & working Capital	$25,000

(1)	Assumes we sell the maximum offering amount of $250,000.00

(2)
Anticipated funds will be allocated to working capital reflect funds allocated to pay for daily expenditures incurred in our business, operations and general and administrative overhead for the twelve-month period following the closing of this Offering.

In the event that our plans change, our assumptions change or prove to be inaccurate, or the proceeds of the Offering prove to be insufficient, it may be necessary or advisable to reallocate proceeds or to use proceeds for other purposes, or we may be required to seek additional financing of we may be required to curtail our operations.

DETERMINATION OF OFFERING PRICE

The purchase price of the Offered Shares has been determined primarily by our capital requirements and has no relationship to any established criteria of our value, such as book value or earnings per share or any combination thereof. Additionally, because we are a relatively new corporation with a limited operating history, the price of the Offered Shares is not based on our past earnings. The price of the Offered Shares does not necessarily indicate current market value for the assets owned by us.

DILUTION

The following table sets forth the number of shares of $.0001 par value common stock purchased from us, the total consideration paid and the price per share. The table assumes all of the Offered Shares will be sold.

	Number	Percent	Amount	Percent	Price per Share
Current Shareholders (1)	18,000,000 Shares	90.00%	$1,800.00	.36%	$0.0001
Purchasers of Offered Shares (2)	2,000,000 Shares	10.5%	$250,000	99.64%	$.125
	20,000,000 Shares	100%	$251	100%

(1)	Our current shareholders were issued 18,000,000 shares of our common stock in exchange for management services rendered at $.0001 per share.

(2)	Assumes all of the Offered Shares are purchased.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING SHAREHOLDERS

There are no selling shareholders.

PLAN OF DISTRIBUTION

We are offering our shares of common stock in a direct public offering basis. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. Therefore, there is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of this offering. Serena Clemente and Maria Solimeo our officers and directors will be the only people that will conduct the direct public offering. You will be purchasing our shares from us and not our selling security holders. They intend to offer and sell the shares in the primary offering through their business and personal contacts. Ms. Clemente and Ms. Solimeo will not be paid any commissions or other expenses incurred by them in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares. Our officers and directors may not purchase shares in this offering.

Serena Clemente and Maria Solimeo are the only people that plan to sell our common stock. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, both Ms. Clemente and Solimeo (i) atthe time of sale, they will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, they will not be an associated person of a broker or a dealer; (iii) pursuant to Rule 3a4-1(a)(4)(ii), they will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; neither Ms. Clemente or Solimeo is a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and they have not participated in, or does not intend to participate in, selling an offeringof securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.
Procedures for Subscribing. Each person purchasing any Offered Shares is required to execute a Subscription Agreement which, among other provisions, contains representations as to the such person’s qualifications to purchase such Offered Shares and his or her ability to evaluate and accommodate the risk of an investment in us and will specify an acknowledgement that such person is purchasing for investment purposes and has had an opportunity to make inquiries and obtain additional information.

LEGAL PROCEEDINGS

From time to time, we may be party to various legal actions and complaints arising in the ordinary course of business. In our opinion, there is currently no litigation to which we are a party which has or probably will have a material effect on our financial condition or result of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSON

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits, and future development, if suitable replacements are not promptly obtained. We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, there can be no assurance that we will be able to continue to do so. All of our officers and directors will hold office until their resignation or removal.

The following table sets forth information regarding our executive officers and directors as well as other key members of our management

Name	Age	Position
Serena Clemente	36	President, Chief Executive Officer, Chief Financial Officer and Director
Maria Solimeo	35	Vice President, Secretary and Director

Serena Clemente has been our President, Chief Executive Officer, Chief Financial Officer and a member of our Board of Directors since inception and it involved in our day-to-day operations. Since2002, Ms. Clemente has been the owner and a professional stylist at Vanity Salon, Inc. in Brooklyn. NY. Prior to such time she operated from 1999 to 2002 as a stylist out of a home office. From 1995 to 1999 she was a hair stylist at Cozy Cuts for KidsInc. in New York and from 1988-1995 she was a hair stylist at Who Cut You Hair, Ltd. Ms. Clemente graduated as a Beauty Stylist from Ultimissa Beauty Institute in Brooklyn, New York in 1988. Maria Solimeo has been our vice President, Secretary and a member of our Board of Directors since Inception and is also involved in our day-to-day operations. Since 2002, Ms. Solimeo has been the owner and a professional stylist at Vanity Salon, Inc. in Brooklyn. NY. Prior to such time she operated from 1996 to 2002 as a stylist out of a home office. From 1993 to 1995 she was a hair consultant and Chief Executive Officer of Razzmatazz, Inc. in Brooklyn, New York. Ms. Solimeo graduated as a Beauty Stylist from Ultimissa Beauty Institute in Brooklyn, New York in 1988.

Ms. Solimeo is the sister of Serena Clemente.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking of suspending for any cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers of directors of any corporation or entity affiliated with us so enjoined.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owner.

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of November 1, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Razzmatazz Holdings, LLC (1) 14 Lyle Farm Lane Englishtown, NJ07726	18,000,000	100%

The percent of class is based on 18,000,000 shares of common stock issued and outstanding as of November 1, 2006.

Ms. Clemente and Ms. Solimeo do not own any shares directly but are each 50% beneficial owners of Razzmatazz Holdings, LLC which owns 18,000,000 shares of our common stock.

DESCRIPTION OF OUR SECURITIES

Description of Common Stock. Our authorized capital stock consists of 500,000,000 shares of $.0001 par value common stock of which 18,000,000 are issued and outstanding as of the date of this filing. Holders of shares of our $.0001 par value common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available therefore. All the shares of our $.0001 par value common stock have equal voting rights and are non-assessable. Each share of our $.0001 par value common stock is entitled to share ratably in any assets available for distribution to holders our equity securities upon our liquidation.

DIVIDEND POLICY

Dividend Policy. Any payment of dividends will be at the sole and absolute discretion of our Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any such dividends may be paid in cash, property or shares of our capital stock. We have not paid any dividends since our formation, and it is not probable that any dividends on our $.0001 par value common stock will be declared at any time in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our $.0001 par value common stock will be paid in the future.

Warrants

There are no outstanding warrants to purchase our securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Weiner, Goodman & Company, PC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Our Background.

Elysian Spa, Inc. was incorporated pursuant to the laws of the State of Delaware in April, 2005. Our principal business is located at 14 Lyle Farm Drive, Englishtown, NJ07726.

DESCRIPTION OF BUSINESS

Business Development

Elysian Spa, Inc. was incorporated in Delaware on April 6, 2005 to function as a business aimed at providing a holistic approach to beautification and health maintenance.

Business of Issuer

We were incorporated in Delaware to function as a business aimed at providing holistic approach to beautification and health maintenance. We intend to feature a menu of massages, beautification services as haircuts and styling, manicures, pedicures and skin care treatments designed to improve health and aid in relaxation. Our goal is to initially open a spa in the New York or Florida areas with future locations in Los Angeles, Las Vegas, Arizona as well as other areas.

We will provide a comprehensive blend of integrated spa, skincare and wellness services. All of the skincare treatments and products are strategically chosen to improve the results of clients.

The concept behind Elysian Spa is to provide a spa which brings a therapeutic full menu of spa treatments and products.

Our principal goal is to provide powerful, life promoting treatments, products, and therapies in an optimal, stress-free environment that promotes unparalleled balance and well-being.

The Spa Treatments

We will offer a menu of varied treatments at an anticipated location that will be designed to fully realize the potential of the products being used. Spa-goers want boutique experiences for the most part. The majority of spa-goers want a personalized, interesting experience. Not only do they tend to sample various spas, they want their favorite spa to have seasonal specialty menus, new products and treatments.

Mud and Salt Therapy

Several therapies will be available that use the rich sea mud and mineral salts. These will be:

-	Sea of Mud Coat
-	Balsamic Mud Wrap
-	The Magic Wrap
-	Sea Salt Glow

Massage Therapy

We will offer several types of massage that relax and rejuvenate. These will be:

-	Absolute Elysian Massage
-	Aromatherapy Massage
-	Holistic Massage
-	Couples Massage

Facial Therapy

Several types of facial therapy will be available at the Elysian Spa:

-	Mineral Facial Toning
-	Gentlemen’s Facial
-	Acne Facial
-	Chlorella Facial Mask

Seaweed Therapy

We intend to offer several types of Seaweed therapy such as:

-	Seaweed Body Wrap
-	Balancing Seaweed Wrap
-	Breast Seaweed Wrap

Hand and Foot Therapy

We will have a salon that will offer standard procedures such as manicures and pedicures but with Elysian Spa style using the special mud and uniquely formulated massage oil. Procedures will include:

-	Elysian Spa Manicure
-	Elysian Spa Pedicure
-	Elysian Spa Manicure and Pedicure
-	Reflexology Massage

Spa Packages

We will also offer resort style spa packages for people who want several sessions:

Total Elysian Beauty – 3 nights
Loving the Self – 3 nights
Sooth and Relieve It – 3 nights
True Elysian Nirvana – 7 nights
Renewal of Life – 7 nights

Hair Treatments

We will have a full service hair salon specializing in natural products for the care and maintenance of healthy hair. An area of the spa will be set aside for the salon part with the hair and manicure and pedicure services.

Philosophy of the Spa

Everything in the spa will be specially chosen to enhance the relaxation of the client and provide them with the opportunity to enter a realm of calm. The four elements of Revitalize, Relax, Reflect and Rejoice will be embraced and we will utilize our products and treatments to integrate these elements and provide our clients with the ultimate in rejuvenation.

The Spa Experience

We intend to use the following elements and products in our quest to aid our clientele in achieving the optimum health and peace of mind.

-	Waters: The internal and external use of water in its many forms.
-	Aesthetics: concepts of beauty and how botanical agents relate to the biochemical components of the body.
-	Touch: Connectivity and communication embraced through touch, massage and bodywork.
-	Integration: The personal and social relationship between mind, body, spirit and environment.
-	Environment: Location, placement, water constitution, natural agents and social responsibility.
-	Cultural Expression: The spiritual belief systems, the value of art and the scientific and political view of the time.
-	Social Contribution: Commerce, volunteer efforts, and intention as they relate to well-being.
-	Time, Space Rhythms: The perception of space and time and its relationship to natural cycles and rhythms.

Facilities/Operations

Spa Environment

We intend to operate our spas with the concept that the environment is of paramount importance to the overall experience of the spa goer. Special attention will be given to choices of design and layout as well as the color and surface products. Creating an inviting atmosphere takes planning and a bit of creativity. The goal of our spas will be to set a mood that tells clients that they are in a relaxing peaceful place. Sensory appeal will let clients know that Elysian Spa is a place where they want to spend as much time as they possibly can. We will deliberately create a luxurious, calming environment for the enjoyment of our clients. Attention will be paid to details such as the robes, the music, the colors, the flowers and other things that are important in the overall spa experience.

Spa Architects

We will engage a spa design firm to create the interior spaces of the spas.

Spa Size

We will offer spas in the mid sized range from 4,000 to 10,000 square feet. These spas will house reception areas, treatment rooms and a salon. An example of the distribution of space in a spa is below:

Area	Square Feet
Reception	200
Waiting	400
Retail Merchandise	200
Salon	500
Manicure/Pedicure	400
8 Treatment Rooms at 150 ft. each	1200
Steam and Sauna	700
Change Rooms	400

Spa Furniture

Care and attention will be given to the furniture of Elysian Spa as this contributes to the overall ambience. The company will source a look that is compatible with its philosophy and image as defined by the advertising and marketing agency it will engage. The architects will further define the direction of the actual furnishing and fittings that will go into a spa. It is our intention that every Elysian Spa will have the same look.

Competition

With resort and day spas in every area, the spa industry in North America remains competitive. Many competitors and many Hotels: Aveda Day Spa, Metamorphosis Day Spa located in New York, NY, Oasis Day Spa in Aquatica Salon and Day Spa located in New Jersey, NY, and many more spas located in both the New York/ New Jersey area as well as in Florida. Competitors who already have an established market share will, therefore, be in a better competitive position than us. We hope to offset any such competitive advantages by offering products and services which are superior in quality to and more appealing than those of our competitors, and by launching an effective marketing campaign. We also believe that the industry offers substantial room for growth as spa facilities continue to grow in popularity.

Employees

As of July 18, 2006, we have no employees other our officers and directors. We currently subcontract with service providers. We anticipate hiring employees in the next six months if we secure financing from this Offering and are ready to expand our operations. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support marketing and sales and business development.

Facilities

Our administrative and operating offices are located at 14 Lyle Farm Drive, Englishtown, NJ07726.

MANAGEMENT DISCUSSION AND ANALYSIS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our consolidated financial statements and notes thereto. Elysian Spa, Inc. is a development – stage company. Because we haves not generated any revenue, it intends to report its plan of operation below.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Our operations have been devoted primarily to developing a business plan and raising capital for future operations and administrative functions. We intend to grow through internal development, strategic alliances, and acquisitions of existing businesses. Because of uncertainties surrounding its development, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations.

Plan of Operations

We will begin the development of premises for the first spa and intend to launch the first spa in the United States. During this period we will also purchase equipment and products. We expect that this phase should be complete by the end of the second quarter of 2007.

As part of our second phase we will commence the exploration of adding franchise operations and continue the marketing efforts for the initial spa. We will also attempt to hire additional employees at this time and continue our marketing efforts.

Six Months Ended June 30, 2006 Compared to the Period Beginning April 6, 2005 (Inception) through June 30, 2005

Development stage losses during the six months ended June 30, 2006 was $8,247 as compared to $5,769 for the period April 6, 2005 (Inception) through June 30, 2005.

Net loss for the six months ended June 30, 2006 was ($8,247). These expenses were professional fees such as accounting ($5,250) general and administrative expenses ($1,997) and legal services ($1,000). The professional fees were related to our annual and quarterly filings.

Net loss for from April 6, 2005 (Inception) through June 30, 2005 was ($5,769). These expenses were professional fees such as accounting ($625) consulting ($1,800) and legal services ($1,500). The professional fees were related to our annual and quarterly filings.

Three Months Ended June 30, 2006 Compared to the Period Beginning April 6, 2005 (Inception) through June 30, 2005

Development stage losses during the three months ended June 30, 2006 was $5,814 as compared to $5,769 for the period April 6, 2005 (Inception) through June 30, 2005.

Net loss for the three months ended June 30, 2006 was ($5,814). These expenses were professional fees such as accounting ($2,750) general and administrative expenses ($2,564) and legal services ($500). The professional fees were related to our annual and quarterly filings.

Period From April 6, 2005 (Date Of Inception) Through December 31, 2005

Our cumulative net losses since the inception are attributable to the fact that we have not derived any revenue from operations to offset our business development expenses.

Net loss since inception has amounted to ($25,033). These expenses were professional fees such as accounting ($16,126) consulting ($2,502) and legal services ($1,500). The professional fees were related to our annual and quarterly filings. We also incurred expenses for our formation ($2,382).

Capital Resources and Liquidity.

Our only known sources of capital are the proceeds from the offering of our securities and cash anticipated from revenues. We are not currently generating revenues, however. We cannot anticipate when we will start earning revenues. We may require additional financing and there is no assurance that such additional financing will be available. We have primarily financed our activities from issuance of our common stock and from a loan from various third parties. A significant portion of the funds raised from loans from related and third parties has been used to cover working capital needs. Despite capital contributions and loans from a related party, the Company continues to experience cash flow shortages that have slowed the Company’s growth.

A significant portion of the funds raised from loans from related and third parties has been used to cover working capital needs. Our accumulated deficit since the date of inception is $25,033. Such accumulated losses have resulted primarily from costs incurred in the formation of the Company and various professional fees.

Going Concern Consideration

The Company’s initial activities have been devoted to developing a business plan, structuring and positioning itself to take advantage of opportunities available in the spa industry and raising capital for future operations and administrative functions.

The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our offices are located at 14 Lyle Farm Road, Englishtown, NJ07726. We currently lease the space from Serena Clemente, our President, and Maria Solimeo at no charge on a month to month basis. We believe that this space is sufficient and adequate for our current business needs and as business warrants we may expand into a larger space. Currently, the only business engaged in at such office is the daily administration and management undertaken by our management.

We intend to open a day spa in the New York Tri-State area which provides therapeutic and beautification services. Once the original spa is operating profitably and has proven successful, we have plans to replicate this model in other key areas of the country.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our offices are located at 14 Lyle Farm Road, Englishtown, NJ07726. We currently lease the space from Serena Clemente, our President, at no charge on a month to month basis.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

We currently have one shareholder of record.

Rule 144 Shares

As of November 1, 2006 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. As of April 2006, the 18,000,000 shares owned by Razzmatazz Holdings LLC become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 18,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options. We anticipate that we will adopt a Stock Option Plan, pursuant to which shares of our $.0001 par value common stock will be reserved for issuance to satisfy the exercise of options. The Stock Option Plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the Stock Option Plan and will be authorized, in our sole and absolute discretion, to grant options hereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the Stock Option Plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. The Stock Option Agreement and Stock Option Plan will provide that options granted pursuant to the Stock Option Plan shall not be exercisable after the expiration of ten years from the date of grant. Other than the terms and conditions provided for herein, our Board of Directors have not yet decided on the final terms and conditions of a Stock Option Plan.

Registration Rights

None.

EXECUTIVE COMPENSATION

Executive Compensation. Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. We do not anticipate that our President or any of our other executive officers will earn a total annual salary and bonus exceeding $36,000 during the year ending December 31, 2005.

Name and Principal Position	Year	Annual Salary ($)	Bonus ($)	Other Annual Compensation	All other compensation
Ms. Serena Clemente, President	2005	$25,000	Possibly-based on sales volume	None	None
Ms. Maria Solimeo, Secretary	2005	$25,000	Possibly-based on sales volume	None	None

Compensation of Directors. Directors who are also our employees receive no extra compensation for their service on our Board of Directors. Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Employment Contracts. We do not have any plans to enter into employment contracts with our current officers.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statements are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C.20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site athttp://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

FINANCIAL STATEMENTS

Our financial statements follow on the subsequent pages.

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
FINANCIAL STATEMENTS AS OF JUNE 30, 2006AND
DECEMBER 31, 2005AND FOR THE SIX MONTH PERIOD
JUNE 30, 2006ANDAPRIL 6, 2005 (DATE OF FORMATION) THROUGH JUNE 30, 2005AND FOR THE PERIOD APRIL 6, 2005 (DATE OF FORMATION)
THROUGH JUNE 30, 2006

ELYSIAN SPA,
(A Development Stage Entity)

INDEX TO FINANCIAL STATEMENTS

Balance Sheet as of June 30, 2006 (unaudited) and December 31, 2005	F-1

Statement of Operations for the six months ended June 30, 2006 and for the period April 6, 2005 (Date of Formation) through June 30, 2005 (unaudited) and
for the period April 6, 2005 (Date of Formation) through June 30, 2006 (unaudited)	F-2

Statement of Stockholder’ Deficiency for the period
April 6, 2005 (Date of Formation) through June 30, 2006 (unaudited)	F-3

Statement of Cash Flows for the six months ended June 30, 2006 and for the period April 6, 2005 (Date of Formation) through June 30, 2005 (unaudited) for the period

April 6, 2005 (Date of Formation) through June 30, 2006 (unaudited)	F-4 – F-5

Notes to Unaudited Financial Statements	F-6 – F-9

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

ASSETS
	JUNE 30,
	2006	DECEMBER 31,
	(UNAUDITED)	2005

CURRENT ASSETS:

Cash	$-	$525
Due from related party	174	174

TOTAL ASSETS	$174	$699

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$17,604	$14,432
Note payable - related party	13,550	9,000
Due to shareholder	500	500

Total current liabilities	31,654	23,932

STOCKHOLDERS’ DEFICIENCY:

Common Stock, par value $.0001 per share; 500,000,000 shares authorized; 18,000,000 shares issued and outstanding
as of June 30, 2006 and December 31, 2005	1,800	1,800
Deficit accumulated during the development stage	(33,280)	(25,033)

Total stockholders’ deficiency	(31,480)	(23,233)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$174	$699

See notes to unaudited financial statements

F-1

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)

		FOR THE PERIOD		FOR THE PERIOD	FOR THE PERIOD
		APRIL 6, 2005		APRIL 6, 2005	APRIL 6, 2005
		(DATE OF		(DATE OF	(DATE OF
	SIX MONTHS	FORMATION)	THREE MONTH	FORMATION)	FORMATION)
	ENDED	THROUGH	ENDED	THROUGH	THROUGH
	JUNE 30, 2006	JUNE 30, 2005	JUNE 30, 2006	JUNE 30, 2005	JUNE 30, 2006

COSTS AND EXPENSES:
General and administrative	$8,247	$5,769	$5,814	$5,769	$33,280

LOSS FROM OPERATIONS	(8,247)	(5,769)	(5,814)	(5,769)	(33,280)

NET LOSS	$(8,247)	$(5,769)	$(5,814)	$(5,769)	$(33,280)

LOSS PER COMMON SHARE

Basic and diluted	-	-	-	-

Weighted-average number of common
shares outstanding - Basic and diluted	18,000,000	18,000,000	18,000,000	18,000,000

See notes to unaudited financial statements.
-
F-2

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
(UNAUDITED)

	COMMON STOCK		DEFICIT ACCUMULATED DURING THE DEVELOPMENT
	SHARES	AMOUNT	STAGE	TOTAL
Balance, April 6, 2005 (Date of Formation)	-	$-	$-	$-
Common stock issued for services rendered to the Company
at par value ($.0001 per share)	18,000,000	1,800	-	1,800
Loss during development stage for the period
April 6, 2005 (Date of Formation) through December 31, 2005	-	-	(25,033)	(25,033)
Balance, December 31, 2005	18,000,000	1,800	(25,033)	(23,233)
Loss during development stage for the six month period
ended June 30, 2006	-	-	(8,247)	(8,247)

Balance, June 30, 2006	18,000,000	$1,800	$(33,280)	$(31,480)

See notes to unaudited financial statements.

F-3

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(UNAUDITED)

		FOR THE PERIOD	FOR THE PERIOD
	SIX MONTHS	APRIL 6, 2005	APRIL 6, 2005
	ENDED	(DATE OF FORMATION)	(DATE OF FORMATION)
	JUNE 30, 2006	JUNE 30, 2005	JUNE 30, 2006
OPERATING ACTIVITIES:

Net loss	$(8,247)	$(5,769)	$(33,280)
Adjustments to reconcile net loss
to net cash used in operating activities:

Non-cash services		1,800	1,800
Changes in operating assets and liabilities:
Increase in due from related
parties			(174)
Increase (decrease) in accounts payable
and accrued expenses	3,697	2,125	17,604
Increase in due to related
parties		2,295	500

Net cash provided by operating activities	(4,550)	451	(13,550)

FINANCING ACTIVITIES:

Proceeds from promissory notes	4,550		13,550

Net increase (decrease) in cash	(525)	451	(525)

CASH - BEGINNING OF PERIOD	525		525

CASH - END OF PERIOD	$-	$451	$-

See notes to unaudited financial statements.

F-4

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(UNAUDITED)

		FOR THE PERIOD	FOR THE PERIOD
	SIX MONTHS	APRIL 6, 2005	APRIL 6, 2005
	ENDED	(DATE OF FORMATION)	(DATE OF FORMATION)
	JUNE 30, 2006	THROUGH JUNE 30, 2005	THROUGH JUNE 30, 2006

Supplementary information:
Cash piad during the year for:
Interest paid	$-	$-	$-
Income taxes paid	$800	$-	$800

Non-cash financing activities:
Shares issued to founder for services
rendered to the Company	$1,800	$1,800	$1,800

See notes to unaudited financial statements.

F-5

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2006

1.                     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Elysian Spa (“The Company”) was incorporated on April 6, 2005 under the laws of the State of Delaware. The Company’s operations have been devoted primarily to structuring and positioning itself to take advantage of opportunities available in the spa industry. The Company plans to offer therapeutic pools. The Company plans to sell franchises and products to the spa, salon, and hospitality industry throughout the United States. The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board (“FASB”) statement No. 7, “Accounting and Reporting for Development Stage Companies”. There is no assurance that future products will be commercially successful products, or that the Company will achieve a profitable level of operations.

BASIS OF PRESENTATION

The Company’s initial activities have been devoted to developing a business plan, structuring and positioning itself to take advantage of opportunities available in the spa industry and raising capital for future operations and administrative functions.

The Company’s financial statements as at June 30, 2006 and for the six months period ended June 30, 2006 and for the period April 6, 2005 (Date of Formation) through June 30, 2006 have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management recognizes that the Company’s continued existence is dependent upon its ability to obtain needed working capital through additional equity and / or debt financing and revenue to cover expenses as the Company continues to incur losses.

The Company continues to experience cash flow shortages and anticipates this continuing through the foreseeable future. Management believes that additional funding will be necessary in order for it to continue as a going concern. The Company intends to raise $250,000 through the sale of 2,000,000 shares of its common stock on a direct public offering basis. The Company’s registration statement on Form SB-2 registering such shares with the Securities and Exchange Commission (SEC File No. 333-129162) (the “Registration Statement”) was declared effective on November 11, 2005. The Company is currently in the process of seeking approval from the states in which it plans to offer such securities for sale. There can be no assurances that the Company will be successful in selling these securities.

F-6

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2006

2.                     SIGNIFICANT ACCOUTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period. Accordingly, actual results could differ from those estimates.

EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares and potential common shares outstanding during the year. For the six months ended June 30, 2006, there were no potentially dilutive securities outstanding.

REVENUE RECOGNITON

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” requires the disclosure of the fair value of financial instruments. The Company’s management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

INCOME TAXES

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities. The principal item giving rise to deferred taxes are future tax benefits of certain net operating loss carryforwards.

The principal items giving rise to deferred taxes are temporary differences caused by capitalization of start-up expenditures as required by Section 195 the Internal Revenue Code of 1986, as amended.

F-7

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2006

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (Cont.)

NEW FINANCIAL ACCOUNTING STANDARDS

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”. (FIN 48”) The interpretation requires a two step approach for recognizing and measuring tax benefits that do not quality for financial statement recognition. The adoption of FIN 48 is effective for fiscal years beginning after December 15, 2006. The implementation of FIN 48 could have a material effect on the consolidated balance sheet and results of operations but the effect of such implementation is not determinable at this time.

In December 2004, the FASB issued SFAS No. 123(R) that will require compensation costs related to share-based payments transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity of liability instruments issued. In addition, if granted, liability awards will be measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the reward. SFAS No. 123 (R) is effective as to the Company as of the beginning of the Company’s 2006 fiscal year. The adoption of SFAS 123 (R) did not have a material effect on the Company’s results of operations.

In December 2004, the FASB issued SFAS No. 153, an amendment of APB Opinion No. 29 “Exchanges of Nonmonetary Assets”. SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB No. 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial has commercial substance if the future cash flows of the entity are excepted to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material effect on the Company’s financial position or results of operations

3.                     DUE TO SHAREHOLDER

As of June 30, 2006, Serina Clemente, a beneficial owner of Razzmatazz Holdings, LLC, paid a total of $2,882 for the formation of the Company and to open the bank account. In November 2005 she was reimbursed $2,382. As of June 30, 2006 the balance is $500.

F-8

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2006

4.                     ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at June 30, 2006 and December 31, 2005 consisted of the following:
	June 30, 2006	December 31, 2005
Accounts payable	$ 11,437	$ 7,420
Accrued expenses	5,513	6,925
Accrued interest	654	87

Total accounts payable and accrued expenses	$ 17,604	$ 14,432

5.                      DEMAND NOTES PAYABLE – RELATED PARTY

As of June 30, 2006 and December 31, 2005, the Company executed demand secured notes in the proposal amount of $13,550 and $9,000 with Razzmatazz Holdings. These are demand notes with an interest rate of 10%. Interest expense amounted to $87, $567, and $654 for the period April 6, 2005 (Date of Formation) thru December 31, 2005, six months ended June 30, 2006, and for the period April 6, 2005 (Date of Formation) through June 30, 2006 respectively, and is included in accrued expenses. The demand notes are secured by all assets whether existing or hereafter coming to existence.

6.                     STOCKHOLDERS’ DEFICIENCY

On April 15, 2005, the Company issued 18,000,000 common shares to Razzmatazz Holdings in consideration for management services rendered valued at $1,800.

F-9

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
FINANCIAL STATEMENTS AS OF DECEMBER 31, 2005
AND FOR THE PERIOD APRIL 6, 2005 (DATE OF FORMATION)
THROUGH DECEMBER 31, 2005

ELYSIAN SPA, INC.
(A Development Stage Entity)

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of December 31, 2005	F-2

Statement of Operations for the period April 6, 2005 (Date of Formation) through
December 31, 2005	F-3

Statement of Stockholders’ Deficiency for the period
April 6, 2005 (Date of Formation) through December 31, 2005	F-4

Statement of Cash Flows for the period April 6, 2005
(Date of Formation) through December 31, 2005	F-5 – F-6

Notes to Financial Statements	F-7 – F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Elysian Spa, Inc.
(A development Stage Company)

We have audited the accompanying balance sheet of Elysian Spa, Inc. as of December 31, 2005 and the related statements of operations, stockholders’ deficiency and cash flows for the period April 6, 2005 (date of formation) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Elysian Spa, Inc. as of December 31, 2005, and the results of their operations and their cash flows for the period April 6, 2005 (date of formation) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully explained in Note 1, to the financial statements the Company has liabilities in excess of assets and a stockholders’ deficiency at December 31, 2005, incurred losses from operations since inception and needs to obtain additional financing to meet its obligation on a timely basis and to fulfill its proposed activities and ultimately achieve a level of sales adequate to support its cost structure.

These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans are also described in Note 1. The accompanying consolidated financial statements do not include an adjustments that might result from the outcome of these uncertainties should the Company be unable to continue as a going concern.

Wiener, Goodman & Company, P.C.

Eatontown, New Jersey
June 9, 2006

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

ASSETS
DECEMBER 31,
2005

CURRENT ASSETS:

Cash	$525
Due from related party	174

TOTAL ASSETS	$699

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$14,432
Convertible debt - related party	9,000
Due to shareholder	500

Total current liabilities	23,932

STOCKHOLDERS’ DEFICIENCY:

Common Stock, par value $.0001 per share; 500,000,000 shares authorized; 18,000,000 shares issued and outstanding
as of December 31, 2005	1,800
Deficit accumulated during the development stage	(25,033)

Total stockholders’ deficiency	(23,233)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$699

See notes to financial statements.

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

FOR THE PERIOD
APRIL 6, 2005
(DATE OF
FORMATION)
THROUGH
DECEMBER 31, 2005

COSTS AND EXPENSES:
General and administrative	$25,033

LOSS FROM OPERATIONS	(25,033)

NET LOSS	$(25,033)

LOSS PER COMMON SHARE

Basic and diluted	(0.00)

Weighted-average number of common
shares outstanding - basic and diluted	18,000,000

See notes to financial statements.

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

	COMMON STOCK		DEFICIT ACCUMULATED
	SHARES	AMOUNT	STAGE	TOTAL
Balance, April 6, 2005(Date of Formation)	0	$-	$-	$-
Common stock issued for services rendered to the Company at par value ($.0001 per share)	18,000,000	1,800	0	1,800
Loss during development stage for the period April 6, 2005 (Date of Formation) through December 31, 2005	0	0	(25,033)	(25,033)
Balance, December 31, 2005	18,000,000	$1,800	$(25,033)	$(23,233)

See notes to financial statements.

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

FOR THE PERIOD APRIL 6, 2005
(DATE OF FORMATION)
THROUGH
DECEMBER 31, 2005
OPERATING ACTIVITIES

Net loss	$(25,033)

Non-cash services	1,800
Changes in assets and liabilities
(Increase) in due from related
parties	(174)
Increase in accounts payable
and accrued expenses	14,432
Increase in due to related
parties	500

Net cash used in operating activities	(8,475)

FINANCING ACTIVITES

Proceeds from promissory notes	9,000

INCREASE IN CASH	525

CASH, BEGINNING OF PERIOD	0

CASH, END OF PERIOD	$525

See notes to financial statements.

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

FOR THE PERIOD APRIL 6, 2005
(DATE OF FORMATION)
THROUGH DECEMBER 31, 2005

Supplemental cash flow information:
Interest paid	$0
Income taxes paid	$0

Noncash investing and financing activities:
Shares issued to founder for services rendered to the Company	$1,800

See notes to financial statements.

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.                     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Elysian Spa (“The Company”) was incorporated on April 6, 2005 under the laws of the State of Delaware. The Company’s operations have been devoted primarily to structuring and positioning itself to take advantage of opportunities available in the spa industry. The Company plans to sell franchises and products to the spa, salon, and hospitality industry throughout the United States. The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board (“FASB”) statement No. 7, “Accounting and Reporting for Development Stage Companies”. There is no assurance that future products will be commercially successful products, or that the Company will achieve a profitable level of operations.

BASIS OF PRESENTATION

The Company’s initial activities have been devoted to developing a business plan, structuring and positioning itself to take advantage of opportunities available in the spa industry and raising capital for future operations and administrative functions.

The Company’s financial statements as of December 31, 2005 and for the year ended December 31, 2005 have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management recognizes that the Company’s continued existence is dependent upon its ability to obtain needed working capital through additional equity and / or debt financing and revenue to cover expenses as the Company continues to incur losses.

The Company continues to experience cash flow shortages and anticipates this continuing through the foreseeable future. Management believes that additional funding will be necessary in order for it to continue as a going concern. The Company intends to raise $250,000 through the sale of 2,000,000 shares of its common stock on a direct public offering basis. The Company’s registration statement on Form SB-2 registering such shares with the Securities and Exchange Commission (SEC File No. 333-129162) (the “Registration Statement”) was declared effective on November 11, 2005. The Company is currently in the process of seeking approval from the states in which it plans to offer such securities for sale. There can be no assurances that the Company will be successful in selling these securities.

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

2.                      SIGNIFICANT ACCOUTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period. Accordingly, actual results could differ from those estimates.

LOSS PER SHARE

Basic (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding during the year. Diluted (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares and potential common shares outstanding during the year. For the period April 6, 2005 (Date of Formation) through December 31, 2005, there were no potentially dilutive securities outstanding.

REVENUE RECOGNITON

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” requires the disclosure of the fair value of financial instruments. The Company’s management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

INCOME TAXES

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities. The principal item giving rise to deferred taxes are future tax benefits of certain net operating loss carryforwards.

The principal items giving rise to deferred taxes are temporary differences caused by capitalization of start-up expenditures as required by Section 195 the Internal Revenue Code of 1986, as amended.

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NEW FINANCIAL ACCOUNTING STANDARDS

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), that will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, if granted, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the reward. SFAS No. 123(R) is effective as to the Company as of the beginning of the Company’s 2006 fiscal year. The Company is currently evaluating its position and will make its determination to account for stock-based compensation costs either prospectively or retroactively at the time of adoption. The adoption of SFAS 123(R) is not expected to have a material effect on the Company’s consolidated results of operations.

In December 2004, the FASB issued SFAS No. 153, an amendment of APB Opinion No. 29 “Exchanges of Nonmonetary Assets”. SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB No. 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material effect on the Company’s financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, an amendment to Accounting Research Bulletin No. 43 chapter 4 “Inventory Costs”. SFAS No. 151 requires that abnormal costs of idle facility expenses, freight, handling costs and wasted material (spoilage) be recognized as current-period charges. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. Adoption of SFAS No. 151 is not expected to have a material impact on the Company’s results of operations or financial position.

In May 2005 the FASB issued SFAS No. 154, “Accounting Changes and Error Correction” - a replacement of APB Opinion No. 20 and FASB Statement No. 3. This statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections made in fiscal years beginning after December 31, 2005.

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

3.                     DUE TO SHAREHOLDER

As of December 31, 2005, Serina Clemente, a beneficial owner of Razzmatazz Holdings, LLC, paid a total of $2,882 for the formation of the Company and to open the bank account. In November she was reimbursed $2,382. As of December 31, 2005 the balance is $500.

4.                     ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2005 consisted of the following:

December 31,
2005
Accounts payable	$7,420
Accrued expenses	6,125
Accrued interest	87
Corporate taxes	800
Total accounts payable and accrued expenses	$14,432

5.                     DEMAND NOTE PAYABLE – RELATED PARTY

During the year ended December 31, 2005, the Company executed demand secured convertible notesin the principal amount of $9,000 with Razzmatazz Holdings. These are demand convertible notes with an interest rate of 10%. These notes are convertible into common stock at a conversion price to be determined by the holder and the Company at a later date. Interest expense amounted to $88 and is included in accrued expenses.

6.                     INCOME TAXES

At December 31, 2005, the Company has a net operating loss carry-forward of approximately $25,033, which expires in 2019. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from the Company’s net operating loss carry-forwards, the Company has recorded a valuation allowance for the entire amount of the deferred tax asset.

In accordance with SFAS No. 109, the Company has computed the components of deferred income taxes as follows as of December 31, 2005:

Total deferred tax assets	$(9,888)
Valuation allowance	9,888
Deferred tax asset, net	$-

ELYSIAN SPA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2005, a valuation allowance has been provided, as realization of the deferred tax benefit is not likely.
The effective tax rate varies from the U.S. Federal statutory tax rate as of September 30, 2005 principally due to the following:

U.S. statutory tax rate	34.0%
State and local taxes	5.5
Valuation allowance	(39.5)
Effective rate	0.0%

7.                     STOCKHOLDERS’ DEFICIENCY

On April 15, 2005, the Company issued 18,000,000 common shares to Razzmatazz Holdings in consideration for management services rendered valued at $1,800.

8.                     SUBSEQUENT EVENTS

In March 2006, the Company executed two demand secured convertible notesin the principal amount of $3,450 with Razzmatazz Holdings, with an interest rate of 10%. The notes are convertible into common stock at a conversion price to be determined by the holder and the Company at a later date.

ELYSIAN SPA, INC.
2,000,000 Shares Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

November 1, 2006